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                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                    STOCKHOLDER OPTION AND VOTING AGREEMENT
                     BETWEEN CARRIE B. DEWITT, STOCKHOLDER
          PENSKE ACQUISITION AND  PENSKE MOTORSPORTS, INC., PURCHASER



THIS AMENDED AND RESTATED STOCKHOLDER OPTION AND VOTING AGREEMENT (the "Agreement") is made and entered as of April 1, 1997, by and between CARRIE B. DEWITT (the "Stockholder") and PENSKE ACQUISITION, INC. ("PA"), a North Carolina corporation, and PENSKE MOTORSPORTS, INC., ("PMI") a Delaware corporation (sometimes together referred to as the "Purchaser").

A. Purchaser desires to purchase from Stockholder and Stockholder desires to sell to Purchaser the 1,461,378 (65.3%) (collectively, the "Shares") of the 2,236,830 outstanding shares of common stock (the "NCMS Common Stock"), $0.25 par value per share, of North Carolina Motor Speedway, Inc., a North Carolina corporation (the "Company") owned by Stockholder. To that end, Stockholder desires to grant Purchaser an option to purchase the Shares and Purchaser desires to grant to Stockholder the ability to cause Purchaser to purchase the Shares.

B. In addition, Purchaser proposes to enter into an Agreement and Plan of Merger (the "Merger Agreement") with the Company pursuant to which Purchaser, through PA, proposes to acquire the entire equity interest in the Company by means of a merger (the "Merger") of the Company with Purchaser or an affiliate of the Purchaser in which each share of NCMS Common Stock of the Company (other than those owned by shareholders who properly exercise dissenters' rights) would be converted into the right to receive, at the option of the holder, either .620333 shares of Common Stock of PMI, $0.01 par value per share ("PMI Common Stock"), or $18.61 per share in cash, without interest.

C. The Stockholder has heretofore granted to PMI a right of first refusal with respect to the Shares.

D. The Purchaser has requested that the Stockholder enter into this Agreement in exchange for the consideration set forth herein, to set forth the terms and conditions of the mutual options and to cause Stockholder to vote the Shares in favor of the Merger and take other actions necessary to the consummation of the Merger as more fully set forth herein.

THEREFORE the parties hereto agree as follows:
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1.       OPTION AND CONDITIONS:
         ---------------------

         (a) OPTIONS. In consideration of (i) a cash payment in the amount of $1,400,000, deposited in escrow by Purchaser with Moore & Van Allen, PLLC (the "Escrow Agent") for disposition in accordance with the escrow agreement attached as Exhibit A hereto, and (ii) the other consideration set forth in Section 2 below, the Stockholder hereby grants Purchaser all of the following:

                 (i) An irrevocable option (the "Merger Option") to require the Stockholder to exchange all (but not less than all) of the Shares in the Merger for that number of shares of PMI Common Stock determined in accordance with the Merger Agreement which shall be 906,541.5 shares of PMI Common Stock.

                 (ii) An irrevocable option (the "Purchase Option") to purchase from Stockholder all of the Shares in exchange for 906,541.5 shares of PMI Common Stock.
                          In addition to the approximately 906,541.5 shares of PMI Common Stock, PMI agrees to pay to Stockholder all income taxes due or to become due, less $1,400,000, and which result directly from the issuance of the 906,541.5 shares to Stockholder as a result of Purchaser's exercise of the Purchase Option, and grossed up to reflect the income taxes due as a result of the payment of such tax liabilities by PMI (the 906,541.5 shares of PMI common stock and the other consideration in this Section are hereby collectively referred to as "Purchase Consideration"). Such amounts due shall be paid by Purchaser to Stockholder within 10 days prior to the due date for each of such taxes. In exercising the Purchase Option, Purchaser and Stockholder agree to negotiate in good faith to determine the Purchase Consideration payable upon exercise of the Purchase Options in lieu of the Purchase Consideration, which is acceptable to Stockholder, in her discretion, to enable the Purchaser to purchase the Shares upon exercise of the Purchase Option in a transaction substantially tax-free to Stockholder. On the terms and subject to the condition of this Agreement, the Purchase Option may be exercised by written notice to the Stockholder specifying a place and date for the closing not later than sixty days from the date of such notice. The Merger Option and the Purchase Option are sometimes collectively referred to herein as the "Option" and the shares of PMI Common Stock issuable and received by Stockholder upon PMI's exercise of either Option are herein referred to as the "DeWitt PMI Shares".

         (b) ADDITIONAL COVENANTS AND CONDITIONS: Stockholder's obligation to exchange the Shares in the Merger under the Merger Option is subject to




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                 Stockholder's receipt of each of the considerations set forth below, and the Stockholder's obligation to transfer the Shares in the Purchase Option is subject to each of the considerations set forth in clauses (ii) and (iii) below.

                 (i) Purchaser shall provide the favorable opinion of a legal or accounting firm, in form and substance satisfactory to the Stockholder, and, to the extent possible under the ruling guidelines of the Internal Revenue Service, obtain a private letter ruling from the Internal Revenue Service which provides, in all material respects, (i) that the Merger shall constitute a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code of 1986, as amended; and (ii) identifying the amount, if any, of taxable "boot" to be received by the Stockholder in connection with the Merger, if any.

                 (ii) The shares of PMI Common Stock issued to Stockholder upon exercise by Purchaser of either Option or upon exercise of the Put Option (as defined below) will be the subject of a registration statement declared effective by the Securities Exchange Commission pursuant to the Securities Act of 1933, and shall be registered or exempt from registration under all applicable state securities laws;

                 (iii) PSH Corp., a Delaware corporation ("PSH"), will execute and deliver to Stockholder a written undertaking in form satisfactory to Stockholder providing that in the event Stockholder acquires DeWitt PMI Shares pursuant to the Merger, upon Stockholder's death and upon written request of Stockholder's estate at any time within seven (7) months following the later to occur of (i) the date of the Stockholder's death and (ii) the date of the Merger, that PMI at PMI's sole cost and expense, arrange for a secondary public offering of part or all of the DeWitt PMI Shares (the "Request"), the net proceeds of which shall not be less than the Minimum Value (as defined below) multiplied by the number of DeWitt PMI Shares being sold (which amount shall be paid to Stockholder's estate not later than sixty
                          (60) days after the Request). In the written undertaking, PSH shall also agree that, in the event of Stockholder's death, and if the secondary offering referred to in the preceding sentence cannot be accomplished and the proceeds paid to the Stockholder's estate within sixty (60) days after the Request on the terms set forth herein (unless due to the fault of Stockholder's estate), then the Stockholder's estate can require PSH to purchase, by the earlier of (x) the date eight and one-half (8.5) months following the later to occur of (i) the date of Stockholder's death and (ii) the date of the Merger and (y) the date




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                          which is thirty (30) days after the date when PSH
                          notifies the estate (or it otherwise becomes apparent) that PSH cannot accomplish such secondary offering, up to $27,000,000 in value of the DeWitt PMI Shares at a purchase price equal to the greater of (i) the then fair market value of the DeWitt PMI Shares tendered by Stockholder's estate, or (ii) the Minimum Value per DeWitt PMI Share (subject to adjustment for any increase or decrease or other adjustment in the PMI Common Stock by reason of stock dividends, split-up, recapitalizations, combinations, exchanges of shares or the like). The Stockholder's estate at the request of PSH may (but shall not be required to) extend any time periods provided herein upon arrangements satisfactory to the Stockholder's estate that provide for any necessary interim financing including, without limitation, requiring that PSH pay interest thereon, of estate taxes and a satisfactory extension of the Letter of Credit (as hereinafter defined).

                          In the event Stockholder or Stockholder's estate desires to transfer the DeWitt PMI Shares, or upon the Request by the Stockholder's estate for a secondary public offering of the DeWitt PMI Shares as provided above, PSH will have the right for 60 days after the date of the Request, and prior to the commencement of a secondary public offering, to purchase the DeWitt PMI Shares proposed to be transferred by Stockholder or tendered by Stockholder's estate at a purchase price equal to the greater of (i) the then fair market value of the DeWitt PMI Shares tendered by Stockholder or Stockholder's estate, or (ii) the Minimum Value. For purposes of this Agreement, the "Minimum Value" for the DeWitt PMI Shares shall be $30.00 per share. The undertaking of PSH under this paragraph 1(b)(iii) shall be secured by an irrevocable direct pay letter of credit in a face amount equal to $27,000,000 from a banking institution, substantially in the form attached as Exhibit B hereto and otherwise satisfactory to Stockholder (the "Letter of Credit"), maintained at the expense of PSH for the term of PSH's commitments under this Paragraph 1(b)(iii).

                          Provided, that in the event Stockholder or Stockholder's estate sells or transfers part or all of the DeWitt PMI Shares prior to or in connection with the exercise of rights under this paragraph, then the total obligation of Purchaser and PSH to purchase up to $27,000,000 in value of the DeWitt PMI Shares and the amount of the Letter of Credit securing such obligation shall be reduced by the amount equal to the number of DeWitt PMI Shares sold or transferred multiplied by $30.00 per share.




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                          In the event of sale or transfer of all or any part
                          of the PMI Shares to Purchaser or any other transferee under this paragraph 1(b)(iii), such DeWitt PMI Shares shall be transferred free and clear of any and all liens, pledges, claims, security interests or encumbrances of any nature.

                 (iv) PSH shall also execute and deliver to Stockholder a written undertaking in form and substance satisfactory to Stockholder that provides that in the event the Purchase Option is exercised, and the Purchaser purchases the Shares of Stockholder pursuant to the Purchase Option, then upon the earlier of the Stockholder's death or after the expiration of one year from the date of such purchase, upon written request of the Stockholder or the Stockholder's estate at any time before the date seven (7) months following the later to occur of
                          (i) the date of Stockholder's death and (ii) the date Stockholder or Stockholder's estate acquires the DeWitt PMI Shares pursuant to an exercise of the Purchase Option, PMI at PMI's sole cost and expense, arrange for a secondary public offering of part or all of the DeWitt PMI Shares (the "Alternative Request"), the net proceeds of which shall not be less than the Minimum Value multiplied by the number of DeWitt PMI Shares being sold (which amount shall be paid to Stockholder or Stockholder's estate not later than sixty (60) days after the Alternative Request). In the written undertaking, PSH shall also agree that if the secondary offering referred to in the preceding sentence cannot be accomplished and the proceeds paid to the Stockholder's estate within sixty (60) days after the Alternative Request on the terms set forth herein (unless due to the fault of Stockholder), then the Stockholder's estate can require PSH to purchase, by the date which is thirty
                          (30) days after the date when PSH notifies the Stockholder or the Stockholder's estate (or it otherwise becomes apparent) that PSH cannot accomplish such secondary offering, up to $27,000,000 in value of the DeWitt PMI Shares at a purchase price equal to the greater of (i) the then fair market value of the DeWitt PMI Shares tendered by the Stockholder or the Stockholder's estate, or (ii) the Minimum Value per DeWitt PMI Share (subject to adjustment for any increase or decrease or other adjustment in the PMI Common Stock by reason of stock dividends, split-up, recapitalizations, combinations, exchanges of shares or the like) being sold. The Stockholder or the Stockholder's estate at the request of PSH may (but shall not be required to) extend any time periods provided herein upon arrangements satisfactory to the Stockholder or the Stockholder's estate that provide for any necessary interim financing, including, without limitation, requiring that PSH pay interest thereon, of




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                          estate taxes and a satisfactory extension of the
                          Letter of Credit (as hereinafter defined).

                          In the event Stockholder or Stockholder's estate desires to transfer the DeWitt PMI Shares, or upon the Alternate Request by the Stockholder or the Stockholder's estate for a secondary public offering of the DeWitt PMI Shares as provided above, PSH will have the right for 60 days after the date of the Alternate Request, and prior to the commencement of a secondary public offering, to purchase the DeWitt PMI Shares proposed to be transferred by Stockholder or tendered by Stockholder's estate at a purchase price equal to the greater of (i) the then fair market value of the DeWitt PMI Shares tendered by Stockholder or Stockholder's estate, or (ii) the Minimum Value. The undertaking of PSH under this paragraph 1(b)(iv) shall be secured by the Letter of Credit, but without the requirement for delivery of a death certificate of Stockholder as a condition to draw thereunder. Such Letter of Credit shall be maintained at the expense of PSH for the term of PSH's commitments under this Paragraph 1(b)(iv).

                          Provided, that in the event Stockholder or Stockholder's estate sells or transfers part or all of the DeWitt PMI Shares prior to or in connection with the exercise of rights under this paragraph, then the total obligation of Purchaser and PSH to purchase up to $27,000,000 in value of the DeWitt PMI Shares and the amount of the Letter of Credit securing such obligation shall be reduced by the amount equal to the number of DeWitt PMI Shares sold or transferred multiplied by $30.00 per share.

                          In the event of sale or transfer of all or any part of the PMI Shares to Purchaser or any other transferee under this paragraph 1(b)(iv), such DeWitt PMI Shares shall be transferred free and clear of any and all liens, pledges, claims, security interests or encumbrances of any nature.

                 (v) PSH will execute and deliver to Stockholder a written undertaking in form satisfactory to Stockholder providing that in the event that Stockholder acquires shares of PMI Common Stock pursuant to the Put Option (as defined below), within seven (7) months following the later to occur of (i) the date of the Stockholder's death and (ii) the date of Stockholder's delivery of notice of exercise of the Put Option, PMI at PMI's sole cost and expense, arrange for a secondary public offering of part or all of the DeWitt PMI Shares then held by the Stockholder's estate (the "Put Request"), the net proceeds of which shall not be less than the Minimum Value multiplied by the number of DeWitt PMI Shares being sold (which




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                          amount shall be paid to Stockholder's estate not
                          later than sixty (60) days after the Put Request).
                          In the written undertaking, PSH shall also agree that, in the event of Stockholder's death, and if the secondary offering referred to in the preceding sentence cannot be accomplished and the proceeds paid to the Stockholder or the Stockholder's estate within sixty (60) days after the Put Request on the terms set forth herein (unless due to the fault of Stockholder or the Stockholder's estate), then the Stockholder or the Stockholder's estate, as the case may be, can require PSH, by the earlier of (x) the date eight and one-half (8.5) months following the later to occur of (i) the date of Stockholder's death and (ii) the date of Stockholder's delivery of notice of exercise of the Put Option, and (y) the date which is thirty (30) days after the date when PSH notifies the estate (or it otherwise becomes apparent) that PSH cannot accomplish such secondary offering, to purchase up to $27,000,000 in value of the DeWitt PMI Shares at a purchase price equal to the greater of
                          (i) the then fair market value of the DeWitt PMI Shares tendered by Stockholder's estate, or (ii) the Minimum Value per DeWitt PMI Share (subject to adjustment for any increase or decrease or other adjustment in the PMI Common Stock by reason of stock dividends, split-up, recapitalizations, combinations, exchanges of shares or the like) being sold. In the written undertaking, PSH shall also agree to pay to Stockholder's estate, by the date nine (9) months after the date of Stockholder's death, an amount equal to the aggregate of the difference between the Minimum Value and the gross sale price per share of DeWitt PMI Shares sold by the Stockholder or the Stockholder's estate prior to such date; provided that the Stockholder's estate provides to PSH reasonable documentation establishing the gross sale price of DeWitt PMI Shares sold. The Stockholder's estate at the request of PSH may (but shall not be required to) extend any time periods provided herein upon arrangements satisfactory to the Stockholder's estate that provide for any necessary interim financing, including, without limitation, requiring that PSH pay interest thereon, of estate taxes and a satisfactory extension of the Letter of Credit.

                          In the event Stockholder or Stockholder's estate desires to transfer the DeWitt PMI Shares, or upon the Put Request by the Stockholder's estate for a secondary public offering of the DeWitt PMI Shares as provided above, PSH will have the right for 60 days after the date of the Put Request, and prior to the commencement of a secondary public offering, to purchase the DeWitt PMI Shares proposed to be transferred by Stockholder or tendered by Stockholder's estate at a purchase price equal to the greater of (i)





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                          the then fair market value of the DeWitt PMI Shares
                          tendered by Stockholder or Stockholder's estate, or
                          (ii) the Minimum Value. The undertaking of PSH under this Paragraph 1(b)(v) shall be secured by the Letter of Credit, maintained at the expense of PSH for the term of PSH's commitments under this Paragraph 1(b)
                          (v).

                          Provided, that in the event Stockholder or Stockholder's estate sells or transfers part or all of the DeWitt PMI Shares prior to or in connection with the exercise of rights under this paragraph, then the total obligation of Purchaser and PSH to purchase up to $27,000,000 in value of the DeWitt PMI Shares and the amount of the Letter of Credit securing such obligation shall be reduced by the amount equal to the number of DeWitt PMI Shares sold or transferred multiplied by the gross sale price per share of DeWitt PMI Shares sold.

                          In the event of sale or transfer of all or any part of the PMI Shares to Purchaser or any other transferee under this paragraph 1(b)(v), such DeWitt PMI Shares shall be transferred free and clear of any and all liens, pledges, claims, security interests or encumbrances of any nature.

         (c) COVENANT OF STOCKHOLDER: Stockholder expressly covenants and agrees that in the event of Purchaser's exercise of either Option and/or the exchange of Shares in the Merger for the DeWitt PMI Shares, Stockholder will not dispose of, transfer, sell, hypothecate, mortgage, pledge, or otherwise encumber the DeWitt PMI Shares, provided, however, that Stockholder may transfer the DeWitt PMI Shares to members of her immediate family (including children, grandchildren, and great grandchildren) or trusts for the benefit of the Stockholder and her immediate family, so long as the transferees provide a written undertaking reasonably acceptable to PMI that the transferred DeWitt PMI Shares shall remain subject to this Agreement. The limitations on transfer in the immediately preceding sentence, will expire on the first to occur of (i) the death of Stockholder, or (ii) two years following the date of issuance of the DeWitt PMI Shares to Stockholder or, in the event that Stockholder acquires the DeWitt PMI Shares pursuant to the Put Option or the Purchase Option, one year following the date of issuance of the DeWitt PMI Shares to Stockholder.

         (d) PROCEDURE: If the Merger is consummated, the Stockholder shall exchange all of the Shares in connection with such Merger in accordance with the terms and conditions thereof and upon the effectiveness of the Merger, the PMI Shares received in the Merger in exchange for the Shares shall be deemed to be DeWitt PMI Shares for purposes of the provisions of this Agreement including without limitation Section 1(b)
                 (iii).





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         (e)     PUT:  At any time from and after the earlier of January 2,
                 1998 or September 2, 1997 if prior thereto neither party has extended the term of this Agreement pursuant to Paragraph 13, but prior to January 31, 1999, the Stockholder may cause Purchaser to purchase the Shares at a price equal to the Purchase Consideration (the "Put Option"). In the event of Stockholder's exercise of the Put Option, Stockholder and Purchaser agree to negotiate in good faith to determine the purchase price consideration payable upon exercise of the Put Option, in lieu of the Purchase Consideration, which is acceptable to Stockholder, in her discretion, to enable the Purchaser to purchase the Shares upon exercise of the Put Option in a transaction substantially tax-free to Stockholder. As a condition to the Purchaser's obligation to close upon exercise of the Put Option, no dividends or other distributions of any kind shall be made by the Company to its stockholders between the date of this Agreement and the date of closing of the Put Option, except such cash dividends which are consistent with the Company's historical practices. On the terms and subject to the conditions of this Agreement, the Put Option may be exercised by written notice to the Purchaser specifying a place and date for the closing not later than sixty days from the date of such notice. Purchaser hereby covenants and agrees that upon closing of the Put Option, in which the Purchase consideration is paid, Purchaser shall satisfy the covenants and conditions contained in Section 1(b)(ii) and (iii) above. Stockholder may terminate the Put Option at any time upon delivery of written notice to Purchaser.

         (f) PRICE FOR MINORITY SHARES: In the event that Purchaser purchases the Shares pursuant to the Purchase Option and the Merger is not consummated, Purchaser, although not being obligated to purchase any additional shares of NCMS Common Stock, agrees that if it purchases or otherwise acquires any such additional shares of NCMS Common Stock it shall pay to all holders of such additional shares the highest consideration paid to any such holders.

2. PROXY: In furtherance of the transactions contemplated by this Agreement, the Stockholder hereby grants to Purchaser an irrevocable proxy, duly executed by the lawful agents, attorneys, and proxies with full power of substitution, to vote in such manner as each such agent, attorney, and proxy or its substitute shall in its sole discretion deem proper, and otherwise act with respect to the Shares which the Stockholder is entitled to vote at any meeting (whether annual or special and whether or not an adjourned meeting) of the Company's stockholders or otherwise, and revoking any prior proxies granted by the Stockholder with respect to the Shares. Such appointment of proxy shall be effective until the later of the termination of this Agreement or the termination of the Put Option. Purchaser agrees that it will vote the Shares in favor of the Merger.






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3.       COVENANTS OF THE STOCKHOLDER:  Except as permitted by or in accordance with the provisions of this Agreement, the Stockholder agrees, until this Agreement has terminated, as follows:

         (a) Not to sell, transfer, pledge, assign, or otherwise dispose of, or enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, pledge, assignment, or other disposition of any Shares, other than to the Purchaser or any affiliate thereof, without the prior written approval of the Purchaser.

         (b) Not to acquire any additional shares of NCMS Common Stock without prior written approval of the Purchaser.

         (c) Not to deposit any Shares into a voting trust or enter into a voting agreement or deliver any proxy with respect to any Shares except as contemplated in Paragraph 2 hereof;

         (d) Not to solicit or encourage any party, other than Purchaser, to acquire the Company or any of Stockholder's NCMS Common Stock;

         (e) To use her best efforts to call any special or annual meeting of the Board of Directors of the Company or of the stockholders of the Company in accordance with applicable law and the Company's Charter and Bylaws, to consider such matters as Purchaser may reasonably request in furtherance of the transactions contemplated by this Agreement and in furtherance of the Merger; and

         (f) At the request of Purchaser, and if Stockholder is entitled to vote the Shares, to vote the Shares in favor of the Merger at any meeting of the stockholders of the Company called for that purpose.

4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER: Stockholder represents and warrants to Purchaser as follows:

         (a) The Shares are the only shares of NCMS Common Stock owned of record or beneficially by the Stockholder or controlled by the Stockholder, or in which the Stockholder, or anyone controlled by the Stockholder, has any interest, and the Stockholder has no right to acquire any other shares of NCMS Common Stock.

         (b) The Stockholder has the right, power and authority to execute, delivery, and perform this Agreement; such execution, deliver, and performance will not to her knowledge violate or breach any law, rule, or regulation, or any outstanding agreement or instrument to which the Stockholder is a




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                 party; including the Stock Escrow Agreement attached hereto as
                 Exhibit C, and this Agreement constitutes a legal, valid, and binding agreement on the part of the Stockholder;

         (c) The Shares have been duly issued and are fully paid and non-assessable;

         (d) The Shares are now and will be at all times during the term of the Agreement held by the Stockholder, free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever; provided, however, that the Shares shall be permitted to be held in escrow pursuant to the Stock Escrow Agreement, a copy of which is attached hereto as Exhibit C;

         (e) The Stockholder is knowledgeable about the Company's business operations, and financial condition; is sophisticated in business and financial matters; and understands the nature of this Agreement and the transactions to which it relates;

         (f) Upon purchase of the Shares, Purchaser shall receive good and marketable title to the shares, free of all liens, claims, pledges, charges, encumbrances, and security interests, (except for the Stock Escrow Agreement attached as Exhibit C, which Stock Escrow Agreement shall not adversely affect Stockholder's transactions contemplated hereby) and all of such liens, claims, pledges, charges, encumbrances and security interests would be terminated and of no further effect upon transfer of the Shares by Stockholder to Purchaser;

         (g) The Shares constitute more than fifty-one percent (51%) of all issued and outstanding shares of NCMS Common Stock; and

         (h) The Company has no other class of capital stock or other equity securities issuable under any option or other right to acquire such capital stock or equity securities other than the NCMS Common Stock.

5. REPRESENTATIONS AND WARRANTIES OF PURCHASER: Purchaser hereby represents and warrants to the Stockholder as follows:

         (a) Purchaser has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement; that the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser; that such execution, delivery and performance will not violate or breach any law, rule or regulation or any outstanding agreement or instrument to which Purchaser is a party; and that this Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid, and binding agreement on the part of the Purchaser;

         (b) The Purchaser has exercised due diligence in investigating the Company's business operations and financial condition, is sophisticated in business and financial matters, and understands the nature of this Agreement and the transaction to which it relates;

         (c) Upon closing of the transaction, Stockholder shall receive good and marketable title to the DeWitt PMI Shares, free of all liens, claims, pledges, charges, encumbrances, and security interests of any nature whatsoever;

         (d) Purchaser has no present plan or intentions to move any NASCAR-sanctioned race currently being held at the North Carolina Motor Speedway to any other venue; and

         (e) Purchaser intends to continue the Company's current capital expenditure plan as presented by the Stockholder to Purchaser.

6. VOTING OF SHARES: The Stockholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, shall not vote her Shares in favor of any action or agreement which would impede, interfere with, or attempt to discourage the Merger, the purchase by Purchaser of the Shares upon exercise of either Option, or Purchaser's attempts to satisfy the conditions to the exercise of either Option including but not limited to:

         (a) Any extraordinary corporate transaction, such as a merger, reorganization, or liquidation involving the Company or any of its subsidiaries;

         (b) A sale or transfer of a material amount of assets of the Company or any of its subsidiaries;

         (c) Any change in the management or board of directors of the Company, except as otherwise agreed to in writing by Purchaser;

         (d) Any material change in the present capitalization or dividend policy of the Company, except in furtherance of the transactions contemplated by this Agreement; or

         (e) Any other material change in the Company's corporate structure or business, except as directed by Purchaser in furtherance of the transactions contemplated by this Agreement.

7. ADJUSTMENTS: In the event of any increase or decrease or other change in the NCMS Common Stock or the PMI Common Stock by reason of stock dividends, split-up, recapitalizations, combinations, exchanges of shares, or the like, the number of shares of NCMS Common Stock subject to both Options and the price for the Shares and the number of shares of PMI Common Stock delivered at the Closing shall be adjusted appropriately.

8. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

9. FURTHER ASSURANCES: Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement.

10. ESCROW OF SHARES: The parties acknowledge that the Shares have been deposited with C. Wells Hall, III, as escrow agent, pursuant to the Stock Escrow Agreement attached as Exhibit C hereto. It shall be a condition to the closing of the transactions described herein that all necessary consents to the release of the Shares under the Stock Escrow Agreement have been obtained and the Stockholder will direct the Escrow Agent to deliver the certificates for the Shares to Purchaser in accordance with this Agreement.

11. ASSIGNMENT: This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

12. REMEDIES: The Stockholder acknowledges that the Shares are unique and that the Purchaser will not have an adequate remedy at law if the Stockholder fails to perform any of its obligations hereunder. Each party agrees that the other party shall have all remedies available to it at law or in equity in the event of a breach of this Agreement or failure by the breaching party to perform any of its obligations hereunder, including the right, in addition to any other rights the non-breaching party may have, to specific performance or equitable relief by way of injunction.

13. TERMINATION: Except as otherwise set forth herein with respect to specific provisions hereof (including Paragraphs 1(e) and 2), this Agreement shall terminate at 11:59 p.m., North Carolina time, September 2, 1997, provided that either party may extend this Agreement for an additional one hundred twenty (120) day period by written notice to the other party prior to September 2, 1997; provided, further, that in the event that Purchaser has exercised either Option on a timely basis hereunder but any party shall have been prevented from consummating the transactions contemplated by such Option by virtue of any court order, injunction or other judicial action to which such party has not consented, this Agreement shall continue for such reasonable time after such order, injunction or judicial action is set aside as to permit the consummation of such transactions, but in no event later than January 31, 1999.

14. NOTICES: All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given if delivered in person, by cable, or telegram, or by certified mail, postage prepaid, addressed as follows:


         TO PURCHASER:            PENSKE MOTORSPORTS, INC.
                                  13400 WEST OUTER DRIVE
                                  DETROIT, MI 48239
                                  ATTENTION:  CHIEF EXECUTIVE OFFICER

         WITH COPIES TO:          PENSKE MOTORSPORTS, INC.
                                  13400 WEST OUTER DRIVE
                                  DETROIT, MI 48239
                                  ATTENTION:  GENERAL COUNSEL

         TO STOCKHOLDER:          MRS. CARRIE B. DEWITT
                                  PO BOX 70
                                  ELLERBE, NC  28338

         WITH COPIES TO:          RICHARD C. RAYBURN, JR.
                                  RAYBURN, MOON & SMITH, PA
                                  227 WEST TRADE STREET
                                  SUITE 1200
                                  CHARLOTTE, NC  28202


15. EFFECT OF INVALIDITY: Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provisions shall be interpreted to be only so broad as is enforceable; provided, however, that the parties acknowledge that the rights described in Section 1(b)(iii) hereof are integral to this Agreement, and that if any of such rights shall be unenforceable, then this entire Agreement shall be voidable by Stockholder, and in the event this Agreement is voided by Stockholder on such grounds, the parties shall use their best efforts to return the parties to the status quo prior to execution of this Agreement.

16. COUNTERPARTS: This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

17. BINDING EFFECT; BENEFITS: This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto and their respective heirs, legal representatives, and successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

18.      INDEMNIFICATION:

         (a) The Purchaser agrees to indemnify and hold Stockholder and her heirs, beneficiaries, executors, successors, and assigns (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") harmless from any cost, expense, damage, liability, claim or obligation, including without limitation the reasonable costs and reasonable fees and expenses of attorneys and other professionals (collectively, "Claims"), arising out of or relative to any claim, action, suit, or proceeding arising out of the execution of this Agreement or her due performance of this Agreement or the transactions contemplated by this Agreement, including without limitation any such claims made by other holders of NCMS Common Stock under federal or state securities or other laws with respect to her voting of the Shares in favor of the Merger or the delivery of any proxy related thereof, or with respect to any claims that her performance of this Agreement is in violation of any fiduciary, disclosure, or other duties owed or allegedly owed to such other holders of NCMS Common Stock.

         (b) If any claim or demand is asserted against an Indemnified Party by a third party with respect to any matter under the indemnities set forth in subsection 18(a) (a "Third Party Claim"), the Indemnified Party shall promptly give written notice to the Purchaser. Within twenty (20) days of receipt of such notice, the Purchaser shall (i) pay the Third Party Claim either in full or upon compromise agreed to by the Purchaser and consented to by the Indemnified Party or (ii) notify the Indemnified Party that the Purchaser disputes the Third Party Claim and intends to defend against it, and thereafter so defend and pay any adverse final judgment or award or settlement amount in regard thereto. Such defense shall be controlled by the Purchaser, and the cost of such defense shall be borne by it, except that the Indemnified Party shall have the right to approve the selection of legal counsel for the Indemnified Party and to participate in such defense. The Indemnified Party agrees that she will cooperate in all reasonable respects in the defense of any such claim or demand, including making personnel, books and records relevant to the claim available to the Purchaser, without charge, except for reimbursement of reasonable out of pocket expenses.

                 If the Purchaser fails to take action within twenty (20) days as set forth above, then the Indemnified Party shall have the right to pay, compromise or defend any Third Party Claim and to assert the amount of any payment on the Third Party Claim plus the expense of defense or settlement as a Claim. The Indemnified Party shall also have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Purchaser and any expenses incurred by so acting shall be paid by Purchaser.

         (c) Notwithstanding anything contained herein, the Purchaser's obligation to indemnify under this Section 18 shall be mitigated to the extent that such Claim directly or indirectly benefits the Stockholder, Stockholder's estate or any affiliate of Stockholder or member of her immediate family.

         (d) In addition to the foregoing, Purchaser agrees to pay on behalf of Stockholder, reasonable attorneys fees and fees of tax advisors (in each case based on standard hourly rates) associated with the execution, delivery of this Agreement and any further amendments to this Agreement from and after April 1, 1997 and the corporate proceedings related thereto, which fees shall not exceed $50,000 in the aggregate.

19. RIGHT OF FIRST REFUSAL: Nothing in this Agreement shall be interpreted as voiding or otherwise modifying any term or provision of the rights of first refusal granted in favor of Purchaser (or its affiliates), Mrs. DeWitt and NCMS, which terms and conditions are set forth in a letter to Mrs. DeWitt from Penske Speedway, Inc., dated May 10, 1995, and a letter to Penske Speedway, Inc., from Mrs. DeWitt also dated May 10, 1995, each as amended or as may be amended from time to time (such rights of first refusal are collectively referred to herein as "Reciprocal Rights"). Notwithstanding the foregoing, the Reciprocal Rights shall automatically terminate and be of no further force nor effect in the event (i) Stockholder exercises the Put Option and Purchaser fails to purchase the Shares in breach of the terms of the Purchase Option, or (ii) a definitive merger agreement with respect by the Merger is executed by NCMS and Purchaser and is properly authorized by the shareholders of NCMS, and Purchaser fails to effect the Merger in breach of with the terms of such merger agreement.

20. HSR ACT: Subject to the terms and conditions herein provided, Purchaser and the Stockholder shall: (i) upon the request of the other party, make their respective filings and thereafter make any other required submissions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with respect to the transactions contemplated by this Agreement; (ii) use all reasonable efforts to cooperate with one another in (A) determining which filings are required to be made and which consents, approvals, permits, or authorizations are required to be obtained from, governmental or regulatory authorities of the United States, the several states, and other jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, or authorizations; and
         (iii) use best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper, or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Purchaser and the Stockholder shall use best efforts to take all such necessary action.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

                                              PENSKE ACQUISITION, INC.


                                              BY:_______________________________
                                                     R.J. PETERS, PRESIDENT


                                              PENSKE MOTORSPORTS, INC.


                                              BY:_______________________________
                                                     R.J. PETERS, PRESIDENT


                                              STOCKHOLDER:


                                              __________________________________
                                                     CARRIE B. DEWITT